Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Appoints Jill Broadfoot to Board of Directors

SAN DIEGO, August 19, 2021 — Otonomy, Inc. (Nasdaq: OTIC), a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology, today announced the appointment of Jill Broadfoot to its board of directors.

“Jill is an excellent addition to the board with strong strategic, operational and financial expertise within the biopharmaceutical sector,” said David A. Weber, Ph.D., president and CEO of Otonomy. “We are excited to welcome her as we continue our growth trajectory and make progress to achieving our clinical milestones.”

Since 2018, Ms. Broadfoot has served as chief financial officer (CFO) of aTyr Pharma, Inc., a biotherapeutics company. Prior to joining aTyr, Ms. Broadfoot served as CFO of Emerald Health Pharmaceuticals Inc. and Emerald Health Bioceuticals Inc. where she was responsible for establishing operations for the U.S.-based pharmaceutical and bioceuticals entities. Previously, she served as Vice President, U.S. Corporate Controller at GW Pharmaceuticals, CFO of Vical Inc. and held various financial positions at DJO Global. Ms. Broadfoot also served as an audit manager at Ernst & Young LLP. She holds a B.S. in business administration and accounting from San Diego State University and is a Certified Public Accountant.

“I am pleased to join the Otonomy board of directors as the company continues to build on its strong neurotology foundation and advances its clinical and preclinical pipeline,” said Jill Broadfoot. “I look forward to working with the board and to contributing to the company’s continued progress and success.”

About Otonomy

Otonomy is a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology. The company pioneered the application of drug delivery technology to the ear in order to develop products that achieve sustained drug exposure from a single local administration. This approach is covered by a broad patent estate and is being utilized to develop a pipeline of products addressing important unmet medical needs with a focus on hearing loss and tinnitus. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, statements related to Otonomy’s development plans and timelines for its product candidates and programs; the potential benefits and advantages of Otonomy’s product candidates and programs; expectations regarding preclinical programs, including the potential benefits and development activities; expectations regarding Otonomy’s ability to advance its pipeline; and statements by Otonomy’s president and CEO and a member of the Board. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s ability to accurately forecast financial results; Otonomy’s expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the regulatory success and advancement of its product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct nonclinical studies and clinical trials, and for the manufacture of its product candidates; Otonomy’s ability to protect its intellectual property in the United States and throughout the world and to ensure compliance with various laws and regulations in countries in which it conducts clinical trials; expectations regarding potential therapy benefits, market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 4, 2021, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Spectrum Science

Chloé-Anne Ramsey

Vice President

404.865.3601

cramsey@spectrumscience.com

Investor Inquiries

Westwicke ICR

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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